                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant / /

Filed by a Party other than the Registrant /x/

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

         LOGO
         INTERLINQ SOFTWARE CORPORATION
         11255 KIRKLAND WAY
         KIRKLAND, WASHINGTON 98033

--------------------------------------------------------------------------------

                                         October 4, 1996

DEAR FELLOW SHAREHOLDER:

It is our pleasure to invite you to attend the 1996 Annual Meeting of Shareholders. This year's Annual Meeting will be held on November 6, 1996, at 3:00 p.m., Pacific Standard Time, in the Conference Room at the INTERLINQ corporate headquarters, 11255 Kirkland Way, Kirkland, Washington 98033.

Details of the business to be conducted at the Annual Meeting are set forth in the enclosed Notice of Annual Meeting of Shareholders and the Proxy Statement.

It is important that your shares be represented at the Annual Meeting. Accordingly, whether or not you plan to attend the Annual Meeting, we urge you to complete, date and sign the enclosed proxy card, and return it in the envelope provided.

We look forward to greeting personally those shareholders who are able to attend.

                                       Very truly yours,

                                       INTERLINQ Software Corporation

                                     LOGO

                                       Jiri M. Nechleba
                                       Chairman of the Board, President and
                                       Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 6, 1996, AT KIRKLAND, WASHINGTON

--------------------------------------------------------------------------------

TO THE SHAREHOLDERS OF INTERLINQ SOFTWARE CORPORATION:

Notice is hereby given that the Annual Meeting of Shareholders of INTERLINQ Software Corporation, a Washington corporation (the "Company"), will be held in the Conference Room at the Company's headquarters, 11255 Kirkland Way, Kirkland, Washington, on November 6, 1996, at 3:00 p.m. Pacific Standard Time (the "Annual Meeting"), for the following purposes:

(1) To elect two directors to hold office for two years or until their respective successors are elected and qualify.

(2) To approve amendments to the Company's Stock Option Plan for Non-Employee Directors to increase the number of shares available for issuance thereunder by 140,000 common shares and to effect certain other amendments.

(3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

All of the above matters are more fully described in the accompanying Proxy Statement.

Shareholders of record at the close of business on September 30, 1996, will be entitled to notice of, and to vote at, the Annual Meeting.

The Company cordially invites all shareholders to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE RETURN YOUR PROXY PROMPTLY. It is important that you mark, sign, date and return the accompanying Proxy, regardless of the size of your holdings, as promptly as possible. A postage prepaid envelope (if mailed in the United States) is enclosed for your convenience. Your Proxy is revocable at your request at any time before it is voted. Any shareholder may attend the Annual Meeting and vote in person even if that shareholder has returned a proxy card.

                                             By Order of the Board of Directors

                                             LOGO

                                             Stephen A. Yount
                                             Corporate Secretary

Kirkland, Washington
October 4, 1996

                YOUR COPY OF THE COMPANY'S ANNUAL REPORT FOR THE
                 FISCAL YEAR ENDED JUNE 30, 1996, IS ENCLOSED.

         PROXY STATEMENT

--------------------------------------------------------------------------------

GENERAL

The Company is furnishing this Proxy Statement and the enclosed Proxy (which are being mailed to shareholders on or about October 4, 1996) in connection with the solicitation of Proxies by the Board of Directors of INTERLINQ Software Corporation, a Washington corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on November 6, 1996, at 3:00 p.m., including any adjournment thereof, at the Company's headquarters, 11255 Kirkland Way, Kirkland, Washington 98033.

RECORD DATE AND OUTSTANDING SHARES

The Company has called the Annual Meeting for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. All shareholders of the Common Stock of the Company ("Common Stock") as of the close of business on September 30, 1996, are entitled to vote at the meeting. As of that date, there were 6,142,550 shares of Common Stock outstanding.

QUORUM

A quorum for the Annual Meeting will consist of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy.

VOTING

Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. All shares represented by Proxies will be voted in accordance with shareholder directions. If the accompanying Proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted at the Annual Meeting by the proxy holder in accordance with the instructions of the shareholder. If no specific instructions are designated, the shares will be voted as recommended by the Board of Directors.

The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than as stated in the Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed Proxy gives discretionary authority to the persons named therein to vote the shares in their best judgment.

Under Washington law and the Company's Restated Articles of Incorporation and Restated Bylaws, if a quorum exists at the meeting, the two nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by proxy and entitled to vote shall be elected directors. Abstentions and broker non-votes will have no impact on the outcome of this proposal since they have not been cast in favor of any nominee.

The affirmative vote of a majority of the votes cast on this matter in person or by proxy is required to approve the amendment of the Company's Stock Option Plan for Non-Employee Directors. Abstentions and broker non-votes will have no impact on the outcome of this proposal since they do not represent votes cast.

--------------------------------------------------------------------------------

REVOCABILITY OF PROXIES

A Proxy may be revoked at any time before it is voted at the meeting. Any shareholder who attends the meeting and wishes to vote in person may revoke his or her Proxy at that time. Otherwise, to revoke a Proxy a shareholder must deliver a Proxy revocation or another duly executed Proxy bearing a later date to the Corporate Secretary of the Company at 11255 Kirkland Way, Kirkland, Washington 98033 before the Annual Meeting. Attendance at the Annual Meeting will not revoke a shareholder's Proxy unless the shareholder votes in person.

SOLICITATION OF PROXIES

The proxy accompanying this proxy statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services, and, in addition, the Company has retained the services of Allen Nelson & Co. to assist in the solicitation of proxies. Proxies may be solicited personally or by mail, telephone, telex, telegraph or messenger. The Company will pay Allen Nelson & Co. its reasonable and customary fees not expected to exceed $4,000, plus reimbursement of certain out-of-pocket expenses, for its services in soliciting proxies. The Company will also pay persons holding shares of the Common Stock in their names or in the names of the nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All of the costs of the solicitation of proxies will be paid by the Company.

--------------------------------------------------------------------------------

         VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

--------------------------------------------------------------------------------

The following tables show the persons (including any group deemed a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company who beneficially own more than 5% of the Company's Common Stock as of August 31, 1996. They also show beneficial ownership as of August 31, 1996 for each director, for each executive officer named in the Summary Compensation Table (the "Named Executive Officers") and for all executive officers and directors as a group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the beneficial owners known to the Company who own more than 5% of the Company's Common Stock. To the Company's knowledge, each of the named persons has sole voting and investment power with respect to the shares shown.

                     NAME AND ADDRESS OF                         AMOUNT AND NATURE OF       PERCENT OF
                       BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP(1)     CLASS OWNED
--------------------------------------------------------------  -----------------------     -----------
Pioneering Management Corporation
  60 State Street.............................................          574,500                 9.4%
  Boston, MA 02109
Boettcher Venture Capital Partners, L.P.
  828 17th Street, Suite 414..................................          417,012                 6.8%
  Denver, CO 80201
Cumberland Associates
  1114 Avenue of the Americas.................................          370,000                 6.0%
  New York, NY 10036

(1) Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and/or investment power with respect to the shares.

--------------------------------------------------------------------------------

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth as of August 31, 1996 the number of shares of Common Stock owned by each director, each Named Executive Officer, and all directors and executive officers as a group. Each of the named persons and members of the group has sole voting and investment power with respect to the shares shown, except as stated below.

                                                               AMOUNT AND NATURE OF
                                                                    BENEFICIAL             PERCENT OF
                  NAME OF BENEFICIAL OWNER                           OWNERSHIP              CLASS(1)
-------------------------------------------------------------  ---------------------       ----------
Theodore M. Wight                                                      40,000(2)                 *
Robert W. O'Rear                                                       16,000(2)                 *
Robert J. Gallagher                                                     9,000(2)                 *
Jiri M. Nechleba                                                       50,000                    *
Stephen A. Yount                                                       61,716(3)                 1%
David A. Sperline                                                      48,500                    *
All directors and executive officers as a group (8 persons)           225,216                    4%

* Less than 1% of the outstanding shares of Common Stock.

(1) Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of August 31, 1996 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(2) Includes options to purchase 9,000 shares of Common Stock currently exercisable or exercisable within 60 days of August 31, 1996.

(3) Includes options to purchase 45,500 shares of Common Stock currently exercisable or exercisable within 60 days of August 31, 1996 and 16,216 shares held by the INTERLINQ 401(k) Plan. Mr. Yount shares voting power with respect to these shares with the Plan Trustees. Mr. Yount disclaims beneficial ownership with respect to the shares held by the INTERLINQ 401(k) Plan.

--------------------------------------------------------------------------------

        ELECTION OF DIRECTORS
       (PROPOSAL 1)

--------------------------------------------------------------------------------

The Company's Board of Directors (the "Board") consists of five directors and is divided into two classes, with each director serving for a two-year term, with approximately one-half of the directors, and all the directors in one class, standing for election each year. Two directors presently serve in Class I and two directors presently serve in Class II, with one vacancy in Class II. This year, two Class I directors are to be elected.

Although the Board is informed that each of the two nominees is willing to serve as a director and it is not anticipated that any nominee will be unavailable for election, if for any reason either of the nominees shall become unavailable for election, the Proxy will be voted as directed by the Board.

The Board has nominated the following candidates to stand for election as Class I directors, both of whom are nominated for terms of two years, until the Company's Annual Meeting of Shareholders in 1998, and in each case until his respective successor shall be elected and qualify: Robert W. O'Rear and Robert
J. Gallagher. Unless otherwise instructed, the persons named in the accompanying Proxy intend to vote shares represented by such Proxies for Mr. O'Rear and Mr. Gallagher.

Information as to the nominees and as to each other director whose term will continue after the Annual Meeting is given in the following section. Unless otherwise indicated, the nominees have been engaged in the same principal occupation for the past five years. Directors' ages are as of June 30, 1996.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES.

--------------------------------------------------------------------------------

        NOMINEES FOR ELECTION AS CLASS I DIRECTORS
       TERMS EXPIRING IN 1998

--------------------------------------------------------------------------------

ROBERT W. O'REAR

Director
since 1994

Age 53

Since 1991, he has been President of O'Rear Cattle, Inc., a beef cattle company. From 1978 through 1993, Mr. O'Rear served as the manager of subsidiary development for Microsoft Corporation.

--------------------------------------------------------------------------------

ROBERT J. GALLAGHER

Director
since 1994

Age 40

Since 1987, Mr. Gallagher has been an executive officer with North American Mortgage Company, a California mortgage banking company; from 1987 until 1992, he served as Senior Vice President and Chief Financial Officer, and thereafter has served as Executive Vice President and Chief Administrative Officer.

--------------------------------------------------------------------------------

        CONTINUING CLASS II DIRECTORS
       TERMS EXPIRING IN 1997

--------------------------------------------------------------------------------

JIRI M. NECHLEBA

Director, Chairman of the Board
since 1995

Age 38

Mr. Nechleba has been President and Chief Executive Officer since September 11, 1995, and Chairman of the Board since November 6, 1995. From 1993 to 1995, he served as Senior Vice President and General Manager of SolutionWare, a division of A.C. Nielsen, a Dun & Bradstreet subsidiary, and a provider of information solutions to the consumer packaged goods industry. From 1983 to 1993, Mr. Nechleba was an independent management consultant to a variety of industries.

--------------------------------------------------------------------------------

THEODORE M. WIGHT

Director
since 1985

Age 53

Mr. Wight was elected to the Board of Directors on August 19, 1985. Since 1994, Mr. Wight has been general partner of the general partner of Pacific Northwest Partners SBIC, L.P., a venture capital firm. Mr. Wight has also served as a general partner of the general partner of Walden Investors since 1983. Mr. Wight is a member of the board of directors of RehabCare Corp. and Eagle Hardware & Garden, Inc.

--------------------------------------------------------------------------------

         COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

--------------------------------------------------------------------------------

During fiscal year 1996, there were nine meetings of the Company's Board of Directors. All of the incumbent Directors attended at least 75% of the meetings of the Board of Directors and its committees held during the fiscal year. The standing committees of the Board of Directors include an Audit Committee and a Compensation Committee, but do not include a Nominating Committee. The full Board of Directors selects nominees for election as directors.

The Audit Committee consists of Theodore M. Wight and Robert J. Gallagher. Four meetings of the Audit Committee were held during the last fiscal year. The Audit Committee's responsibilities include: (i) reviewing the plan, scope and results of the independent audit and reporting to the full Board whether financial information is fairly presented and whether generally accepted accounting principles are followed; (ii) monitoring the internal accounting and financial functions of the Company to assure quality of staff and proper internal controls; and (iii) investigating conflicts of interest, ethics and compliance with laws and regulations.

The Compensation Committee consists of Theodore M. Wight, Robert J. Gallagher and Robert W. O'Rear. Five meetings of the Compensation Committee were held during the last fiscal year. The Compensation Committee establishes base salaries and incentive compensation for all executive officers of the Company. The Committee also administers the INTERLINQ Software Corporation 1985 Restated Stock Option Plan (the "1985 Option Plan") and the INTERLINQ Software Corporation 1993 Stock Option Plan (the "1993 Option Plan").

--------------------------------------------------------------------------------

         DIRECTORS' FEES

--------------------------------------------------------------------------------

The Company pays each Director $1,000 in cash compensation for attendance at Board of Director meetings, and reimburses Directors for their out-of-pocket expenses incurred for personal attendance at Board meetings. In addition, subsequent to the resignation of Robert M. Delf as President and Chief Executive Officer in January 1995, Mr. Wight began receiving $2,500 per month in retainer and the other Directors began receiving $1,000 per month in retainer. These retainers were paid until the Company hired Mr. Nechleba as its new President and Chief Executive Officer in September 1995.

Non-employee Directors also receive stock option grants to purchase shares of Common Stock under the Company's Stock Option Plan for Non-Employee Directors upon their initial appointment or election as a director and annually thereafter. See "Approval of Amendment to the Stock Option Plan for Non-Employee Directors."

--------------------------------------------------------------------------------

         COMPENSATION OF EXECUTIVE OFFICERS

--------------------------------------------------------------------------------

Compensation Summary

The following table shows, for the Chief Executive Officer and other executive officers during the fiscal year ended June 30, 1996, information concerning compensation paid or accrued for services to the Company in all capacities for that fiscal year. No other officers of the Company received salary plus bonus which exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                                            --------------
                                                                              SECURITIES
                                                   ANNUAL COMPENSATION        UNDERLYING      ALL OTHER
                                                  ---------------------        OPTIONS       COMPENSATION
      NAME AND PRINCIPAL POSITION        YEAR     SALARY($)     BONUS($)         (#)             ($)
---------------------------------------  -----    ---------     -------     --------------   ------------
Jiri M. Nechleba (1)                      1996     141,908        --           250,000           11,610(3)
  Chairman of the Board, President and    1995       --           --            --               --
  Executive Officer                       1994       --           --            --               --
Stephen A. Yount (2)                      1996     108,900       12,600         12,000           --
  Interim President, Vice President --    1995      81,775        --            26,000           --
  Finance, Chief Financial Officer and    1994      75,000       16,380          1,000           --
  Secretary
David A. Sperline                         1996      97,101       12,600         12,000           --
  Vice President -- Customer Service      1995      79,809        --            26,000           --
                                          1994      75,000       16,380          1,000           --

(1) Mr. Nechleba joined the Company as President and Chief Executive Officer on September 11, 1995. He was elected as Chairman of the Board on November 6, 1995.

(2) Mr. Yount served as Interim President due to the resignation of Mr. Delf on January 31, 1995, until the Company hired Mr. Nechleba as its new President and Chief Executive Officer on September 11, 1995. See "Compensation Committee Report on Executive Compensation -- Chief Executive Officer Compensation."

(3) Represents reimbursement to Mr. Nechleba for his moving expenses associated with his relocation upon joining the company as President and Chief Executive Officer.

--------------------------------------------------------------------------------

Option Grants

Shown below is certain information concerning options granted to the Named Executive Officers during the fiscal year ended June 30, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

                                                                                            POTENTIAL
                                                                                       REALIZABLE VALUE AT
                     NUMBER OF                                                           ASSUMED ANNUAL
                    SECURITIES       % OF TOTAL                                       RATES OF STOCK PRICE
                    UNDERLYING        OPTIONS                                             APPRECIATION
                      OPTIONS        GRANTED TO        EXERCISE                          FOR OPTION TERM
                      GRANTED       EMPLOYEES IN        PRICE         EXPIRATION     -----------------------
       NAME             (#)         FISCAL YEAR      ($/SHARE)(1)        DATE           5%           10%
------------------  -----------     ------------     ------------     ----------     --------     ----------
Jiri M. Nechleba      142,855(2)        34.2%              3.50          9/11/05     $814,435     $1,296,852
                      107,145(3)        25.7%              3.50          9/11/05      610,848        972,673
Stephen A. Yount       12,000(4)         2.9%            3.4375          1/19/06       67,192        106,992
David A. Sperline      12,000(4)         2.9%            3.4375          1/19/06       67,192        106,992

---------------

(1) The option exercise price as determined by the Board, is equal to the fair market value of the underlying Common Stock on the date of grant.

(2) The options granted are incentive stock options that vest in yearly increments over a five-year period, becoming fully vested on September 11, 2000. Options not already exercisable generally become fully vested and exercisable upon mergers or reorganizations pursuant to the Company's 1993 Option Plan. Each option has a term of ten years.

(3) The options granted are non-qualified stock options that vest in yearly increments over a five-year period, becoming fully vested on September 11, 2000. Options not already exercisable generally become fully vested and exercisable upon mergers or reorganizations pursuant to the Company's 1993 Option Plan. Each option has a term of ten years.

(4) The options granted are incentive stock options that vest in yearly increments over a four-year period, becoming fully vested on January 19, 2000. Options not already exercisable generally become fully vested and exercisable upon mergers or reorganizations pursuant to the Company's 1993 Option Plan. Each option has a term of ten years.

--------------------------------------------------------------------------------

Option Exercises and Fiscal Year-End Values

Shown below is information with respect to the exercise of options to purchase the Company's Common Stock granted in fiscal 1996 and prior years under the 1993 Stock Option Plan and the 1985 Restated Stock Option Plan to the Named Executive Officers and stock options held by them as of June 30, 1996.

                AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END

                               OPTION VALUE TABLE

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                     SHARES                             OPTIONS HELD AT               IN-THE-MONEY OPTIONS AT
                    ACQUIRED                           JUNE 30, 1996(#)                  JUNE 30, 1996($)
                       ON            VALUE        ---------------------------   -----------------------------------
      NAME         EXERCISE(#)  REALIZED($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE(2)    UNEXERCISABLE(2)
-----------------  ----------   ---------------   -----------   -------------   ---------------   -----------------
Jiri M. Nechleba      --            --               --            250,000           --               $ 250,000
Stephen A. Yount       8,000        $20,000          45,000         32,000         $ 147,453             35,110
David A. Sperline      5,000         12,500          48,000         32,000           159,453             35,110

(1) This amount represents the aggregate of the number of shares acquired on exercise multiplied by the difference between the closing price of the Common Stock on the Nasdaq National Market on the respective option exercise date minus the exercise price for the relevant option.

(2) This amount represents the aggregate of the number of in-the-money options multiplied by the difference between the closing price of the Common Stock on the Nasdaq National Market on June 30, 1996 ($4.50) and the exercise prices for the relevant options.

--------------------------------------------------------------------------------

         EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
         CHANGE IN CONTROL ARRANGEMENTS

--------------------------------------------------------------------------------

     Termination of Employment

If Mr. Nechleba is terminated within his first three years of employment for any reason other than cause, he will receive severance payments equal to one year of his base salary.

     1993 Stock Option Plan and 1985 Restated Stock Option Plan

The 1993 Stock Option Plan provides that, upon the occurrence of certain transactions, including certain mergers and business combinations involving the Company, outstanding options will become fully vested and exercisable. Such options, if not exercised, will then terminate upon consummation of such transaction. In the alternative, at the discretion of the Company and the other participants in any such transaction, such options may be assumed by the acquiring or surviving entity.

     Stock Option Plan for Non-Employee Directors

The Stock Option Plan for Non-Employee Directors provides that upon the occurrence of certain events, including certain mergers and business combinations involving the Company, outstanding options will become fully vested and exercisable for a period of twenty days prior to the consummation of such transaction whereupon such options, if not exercised, will terminate unless converted in a stock-for-stock exchange.

--------------------------------------------------------------------------------

         COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------

The Compensation Committee of the Board of Directors (the "Committee") for fiscal year 1996 consisted of three members of the Board, who are all non-employee directors of the Company. The Committee is responsible for reviewing and approving base salaries for all executive officers, the level of participation in the executive bonus program, the company-wide profit sharing plan and any changes to the design of these plans. The Committee also administers the 1993 Option Plan and 1985 Option Plan. Decisions made by the Committee relating to compensation of executive officers are reviewed by the full Board of Directors.

     Executive Compensation Policies and Performance Measures

The Company's executive compensation policies have been developed to meet the following objectives:

- Attract and retain key executives critical to the Company's long-term success;

- Reward key executives for their contributions to the executive team in the development and successful execution of product, marketing, sales and business strategies; and

- Motivate key executives to make decisions and take actions which increase the value of the Common Stock over the long term.

The Committee uses a combination of cash- and equity-based programs to compensate key executives.

     Cash-Based Compensation

Base salaries for all executive officers are reviewed annually. In evaluating executive salaries, the Committee used various salary surveys of compensation paid at companies of similar size in the software industry and also continued to reference the executive compensation review performed for the Committee by an independent compensation consultant during fiscal year 1995. Additionally, salaries are based upon a review of the officer's contribution to the team in accomplishing Company short- and long-term objectives. Short-term objectives include sales growth from new and existing products and financial performance measures which include gross margin, operating margin, net income and earnings per share. Long-term objectives include the timely development of new products, enhancements to existing products, identification of new markets, development and execution of plans to address identified market opportunities, and share price appreciation. The Committee does not place any specific weighting on these individual factors in determining executive officer salary levels, but instead evaluates the overall impact of achieving these short- and long-term objectives on the return on shareholders' equity. Because the Committee adjusted the executive officers' base salaries late in the fiscal year ended June 30, 1995, based upon the compensation review performed by an independent compensation consultant discussed above, there were no adjustments to executive base salaries during the fiscal year ended June 30, 1996. In general, based upon the above ongoing review for each executive officer, the Committee targets its base salaries for all of its executive officers from the 70th percentile to the 85th percentile of the salary grade determined from referencing the various salary surveys for comparable positions. Because the salary surveys used are published confidentially, without listing the participants, the Company is not aware if any of the companies in the S&P Computer Software and Services Index presented in the Performance Graph with this Proxy Statement, were also in the these salary surveys.

The Company provides executive officers with incentive compensation in the form of its Executive Bonus Plan. This plan was designed to ensure that a high percentage of each executive officer's total potential cash compensation is based on a quantitative evaluation of the Company's financial performance. The plan's payout formula provides for payouts on a sliding scale based upon achieving a target level of profitability before payment of executive bonuses, employee profit sharing and income taxes. No payout

--------------------------------------------------------------------------------

will be made, however, if the Company fails to achieve a minimum pre-determined level of profitability. Because profit targets were met for the fiscal year ended June 30, 1996, executive bonuses were paid.

     Equity-Based Compensation

The Company provides its executive officers with long-term incentives through its 1993 Stock Option Plan. The primary objective of this plan is to provide an incentive for the executives to make decisions and take actions which maximize long-term shareholder value. The plan design promotes this long-term focus using vesting periods. Options currently vest in either four or five equal annual installments beginning one year from date of grant. The Compensation Committee reviews and approves all grants made under the plan. The Committee generally grants executive officers options upon hire, and additional grants are reviewed annually. The number of new grants each year for both the executive officers and the rest of the Company's employees is based primarily on relative salary levels. The Committee reviews the number of grants already awarded each executive officer before approval of additional grants.

     CHIEF EXECUTIVE OFFICER COMPENSATION

     Cash-Based Compensation

Mr. Nechleba joined the Company as President and Chief Executive Officer on September 11, 1995. In assembling the initial compensation package for Mr. Nechleba, the Committee relied on a combination of the executive compensation report to the Committee from an independent compensation consultant during fiscal year 1995, and the compensation package recommended by the executive recruiter retained by the Committee to search for a new President and Chief Executive Officer. Based on these factors, Mr. Nechleba's base salary was established at $175,000 per year.

In subsequent reviews of the chief executive officer's (the "CEO") compensation package, the Committee will pursue the same objectives which apply for the Company's other executive officers. The committee applies a combination of qualitative and quantitative performance measures in developing the CEO's base salary. As mentioned previously in this report, these include short-term objectives of sales growth from new and existing products and financial performance measures which include gross margin, operating margin, net income and earnings per share. Long-term objectives include the timely development of new products, enhancements to existing products, identification of new markets, development and execution of plans to address identified market opportunities, and share price appreciation. The Committee does not place any specific weighting on these individual factors in determining the CEO's salary level, but instead evaluates the overall impact of achieving these short- and long-term objectives on the return on shareholders' equity.

In order to promote long-term shareholder value, the CEO's total potential compensation generally includes a relatively high proportion in the form of its Executive Bonus Plan. This plan is based on a quantitative evaluation of the Company's financial performance. The plan's payout formula provides for payouts on a sliding scale based upon achieving a target level of profitability before payment of executive bonuses, employee profit sharing and income taxes. No payout will be made, however, if the Company fails to achieve a minimum pre-determined level of profitability. Although profit targets were met for the fiscal year ended June 30, 1996, Mr. Nechleba, who was only employed for a portion of the fiscal year, declined to receive a bonus.

--------------------------------------------------------------------------------

     Equity-Based Compensation

The Company provides its CEO with long-term incentives through its 1993 Stock Option Plan. The primary objective of this plan is to provide an incentive for the CEO to make decisions and take actions which maximize long-term shareholder value. The plan design promotes this long-term focus using vesting periods. When Mr. Nechleba joined the Company as President and Chief Executive Officer on September 11, 1995, he was granted an option to purchase 250,000 shares of the Company's Common Stock, vesting in five equal annual installments beginning on September 11, 1996.

COMPENSATION COMMITTEE
Robert W. O'Rear
Theodore M. Wight
Robert J. Gallagher

--------------------------------------------------------------------------------

         PERFORMANCE GRAPH

--------------------------------------------------------------------------------

The following graph compares the cumulative total return to shareholders on the Common Stock with the cumulative total return of the Standard and Poor's 500 Stock Index ("S & P 500 Index") and the Standard and Poor's Computer Software & Services Index ("S & P Computer Software & Services Index") for the period beginning on April 27, 1993, the date of the Company's initial public offering, and ending on June 30, 1996, the end of the Company's last fiscal year.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                        INTERLINQ SOFTWARE CORPORATION,
                              S & P 500 INDEX AND
                    S & P COMPUTER SOFTWARE & SERVICES INDEX
                          (FISCAL YEAR ENDED JUNE 30)

                                                                   COMPUTER
      MEASUREMENT PERIOD           INTERLINQ      S&P 500 IN-     (SOFTWARE &
    (FISCAL YEAR COVERED)        SOFTWARE CORP        DEX          SVC)-500
27 APR 93                                  100             100             100
JUN 93                                   87.50          103.49          111.33
JUN 94                                   68.75          104.95          126.12
JUN 95                                   43.75          132.31          196.33
JUN 96                                   56.25          166.71          261.52

Assumes $100 invested on April 27, 1993, in the Common Stock, S & P 500 Index and the S & P Computer Software & Services Index, with all dividends reinvested. Stock price performance shown above for the Common Stock is historical and not necessarily indicative of future price performance.

--------------------------------------------------------------------------------

        APPROVAL OF AMENDMENTS TO THE STOCK OPTION PLAN FOR NON-EMPLOYEE
        DIRECTORS
       (PROPOSAL 2)

--------------------------------------------------------------------------------

Shareholders are asked to approve amendments to the Company's Stock Option Plan for Non-Employee Directors (the "Directors' Plan") to increase the number of shares of Common Stock to be granted under the Plan by 140,000 from 75,000 to 215,000 shares, to increase the number of shares of Common Stock subject to options granted automatically each year immediately following the Annual Meeting to each eligible director from 3,000 shares to 7,500 shares, to increase the number of shares of Common Stock subject to options granted automatically to eligible Directors upon their initial election to the Board of Directors from 3,000 shares to 10,000 shares, and to provide for the grant on January 19, 1996 to each eligible director as of that date an option to purchase 10,000 shares of Common Stock at an exercise price of $3.4375 per share. Options to purchase a total of 40,000 shares of Common Stock were granted on that date to four eligible Directors subject to shareholder approval of the proposed amendments at the Annual Meeting. Unless instructed otherwise, it is the intention of the persons named in the accompanying Proxy to vote shares represented by properly executed Proxies for the amendment of the Company's Directors' Plan. A copy of the Directors' Plan, as amended, is attached to this Proxy Statement as Exhibit
A. The following description of the Directors' Plan is a summary and does not purport to be fully descriptive. Reference is made to Exhibit A for more detailed information.

The Board of Directors believes that the additional options and the increased grants to eligible Directors would, among other things, promote the interests of the Company and its shareholders by assisting the Company in attracting and retaining experienced and knowledgeable non-employee Directors and to provide an incentive to the Directors by creating and increasing a proprietary interest in the Company's long-term success and progress. The Board believes that the existing grant structure does not adequately achieve these objectives and therefore proposes the above increases in the number of shares in the automatic grants and the increase in the number of shares reserved for issuance pursuant to the Directors' Plan. The Board of Directors believes that the 140,000 additional shares of Common Stock available for issuance as a result of the amendment should be sufficient to meet the Company's requirements for approximately three years.

The Directors' Plan, which permits options to purchase an aggregate of 75,000 shares of Common Stock to be granted to directors who are not employees of the Company, was originally adopted by the Board of Directors on February 17, 1993 and approved by the shareholders on March 12, 1993. The Directors' Plan provides for automatic grants of nonqualified stock options at an exercise price that is equal to the fair market value per share at the date of grant. Under the Directors' Plan as proposed to be amended, each non-employee Director elected or appointed other than at the Annual Meeting of Shareholders will receive an initial grant of 10,000 shares upon becoming a Director. Each continuing Director will receive an annual grant of 7,500 shares effective as of the date of the Company's Annual Meeting of Shareholders, commencing with the 1997 Annual Meeting. Options granted under the Directors' Plan vest six months from the date of grant. Options granted under the Directors' Plan expire five years from the date of grant or, if earlier, three months after the optionee's termination of service with the Company or one year after the optionee's death or disability.

The federal income tax consequences to the Company and to any person granted an option under the Director's Plan under the existing applicable provisions of the Code and the regulations thereunder are substantially as follows. Under present law and regulations, no income will be recognized by a participant upon the grant of stock options.

On the exercise of an option, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the option price. Upon a later sale of those shares, the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on such sale and the tax basis of the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

shares sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the option price), and the shares' holding period will begin on the day after the exercise date.

If the optionee uses already-owned shares to exercise an option in whole or in part, the transaction will not be considered a taxable disposition of the already-owned shares. The optionee's tax basis and holding period of the already-owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the exercise date (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the day after the exercise date.

In all the foregoing cases the Company will be entitled to a deduction at the same time and in the same amount as the optionee recognizes ordinary income.

As of June 30, 1996, no options to purchase shares of Common Stock granted pursuant to the Directors' Plan had been exercised, options to purchase 79,000 shares of Common Stock were outstanding and options to purchase 136,000 shares of Common Stock remained available for grant, subject to shareholder approval of the proposed amendment to increase the number of shares authorized for issuance under the Directors' Plan. The outstanding options were held by five individuals and were exercisable at an average exercise price of $5.1346 per share. The Directors' Plan continues in effect unless terminated by the Board of Directors or the Company's shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE DIRECTORS' PLAN.

--------------------------------------------------------------------------------

         RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

--------------------------------------------------------------------------------

The Board of Directors has selected KPMG Peat Marwick LLP, certified public accountants, to act as independent auditor of the Company for the fiscal year ending June 30, 1997. KPMG Peat Marwick LLP has been auditor of the Company since 1985.

A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement, if the representative so desires, and is expected to be available to respond to appropriate questions from shareholders.

--------------------------------------------------------------------------------

         DEADLINE FOR RECEIPT OF SHAREHOLDERS' PROPOSALS

--------------------------------------------------------------------------------

Proposals by eligible shareholders of the Company that are intended to be presented to the shareholders at the Company's 1997 Annual Meeting of Shareholders must be in writing and received by the Company no later than June 6, 1997, in order that they may be included in the Proxy Statement and proxy card for that meeting.

--------------------------------------------------------------------------------

         FILING OF FORMS PURSUANT TO SECTION 16
         OF THE SECURITIES EXCHANGE ACT OF 1934

--------------------------------------------------------------------------------

Based upon a review of Company records, one officer, Patricia R. Graham, filed a late Form 3 with respect to her appointment as Vice President of Sales and Marketing. A Form 3 was filed with respect to that transaction on June 3, 1996. Director, Theodore M. Wight, filed a late Form 4 with respect to the purchase of 5,000 shares of common stock occurring on May 30, 1996. A Form 4 was filed with respect to that transaction on September 25, 1996.

--------------------------------------------------------------------------------

         OTHER MATTERS

--------------------------------------------------------------------------------

The Company is not aware of any other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend. Copies of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1996, are being mailed to shareholders, together with this Proxy Statement, the Proxy and the Notice of Annual Meeting of Shareholders. Additional copies may be obtained from the Corporate Secretary of the Company, 11255 Kirkland Way, Kirkland, Washington 98033.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       LOGO

                                       Stephen A. Yount
                                       Corporate Secretary

Dated: October 4, 1996
Kirkland, Washington

         EXHIBIT A
         INTERLINQ SOFTWARE CORPORATION

       STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
       AS AMENDED AND RESTATED ON JANUARY 19, 1996

--------------------------------------------------------------------------------

SECTION 1. PURPOSES

The purposes of the Amended and Restated INTERLINQ Software Corporation Stock Option Plan for Non-Employee Directors (the "Plan") are to attract and retain the services of experienced and knowledgeable non-employee directors of INTERLINQ Software Corporation (the "Corporation") and to provide an incentive for such directors to increase their proprietary interests in the Corporation's long-term success and progress.

SECTION 2. SHARES SUBJECT TO THE PLAN

Subject to adjustment in accordance with Section 6 hereof, the total number of shares of the Corporation's common stock (the "Common Stock") for which options may be granted under the Plan is 215,000 (the "Shares"). The Shares shall be shares presently authorized but unissued or subsequently acquired by the Corporation and shall include shares representing the unexercised portion of any option granted under the Plan which expires or terminates without being exercised in full.

SECTION 3. ADMINISTRATION OF THE PLAN

The administrator of the Plan (the "Plan Administrator") shall be the Board of Directors of the Corporation (the "Board"). Subject to the terms of the Plan, the Plan Administrator shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. No member of the Plan Administrator shall participate in any vote by the Plan Administrator on any matter materially affecting the rights of any such member under the Plan.

SECTION 4. PARTICIPATION IN THE PLAN

Each member of the Board elected or appointed who is not otherwise an employee of the Corporation or any parent or subsidiary corporation (an "Eligible Director") shall be eligible to participate in the Plan.

     4.1  INITIAL GRANTS

Commencing on February 17, 1993, and ending on January 19, 1996, each Eligible Director who is initially appointed or elected (other than at an Annual Meeting of Shareholders as described in the Corporation's Restated Bylaws (an "Annual Meeting")) to fill a vacancy on the Board shall automatically receive the grant of an option (an "Initial Grant") to purchase 3,000 Shares upon such election. On January 19, 1996, each Eligible Director shall automatically receive an Initial Grant to purchase 10,000 Shares, and each Eligible Director who is initially appointed or elected to fill a vacancy on the Board after that date shall automatically receive an Initial Grant to purchase 10,000 Shares on the date of such appointment or election, subject in both cases to shareholder approval at the 1996 Annual Meeting of the amendments to the Plan adopted by the Board on January 19, 1996.

     4.2  ANNUAL GRANTS

Commencing with the 1993 Annual Meeting and ending with the 1996 Annual Meeting, each Eligible Director shall automatically receive the grant of an option (an "Annual Grant") to purchase 3,000 Shares immediately following each Annual Meeting, except that the Annual Grants for 1993 shall be granted on the first day on which the Corporation's Common Stock is publicly traded. Commencing with the 1997 Annual Meeting, each Eligible Director shall automatically receive an Annual Grant to purchase 7,500 Shares immediately following each Annual Meeting, subject to shareholder approval at the 1996 Annual

--------------------------------------------------------------------------------

Meeting of the amendments to the Plan adopted by the Board on January 19, 1996. Each Eligible Director shall be entitled to receive an Annual Grant notwithstanding the receipt of an Initial Grant in the same calendar year.

SECTION 5. OPTION TERMS

Each option granted to an Eligible Director under the Plan and the issuance of Shares thereunder shall be subject to the following terms:

     5.1  OPTION AGREEMENT

Each option granted under the Plan shall be evidenced by an option agreement (an "Agreement") duly executed on behalf of the Corporation. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Plan Administrator.

     5.2  OPTION EXERCISE PRICE

The option exercise price for each option granted under the Plan shall be the fair market value of the Shares covered by the option at the time the option is granted. For purposes of the Plan, "fair market value" shall be the average of the high and low sales prices at which the Common Stock was sold on such date as reported by the Nasdaq National Market on such date; provided, however, that (i) if no Common Stock was traded on such date, fair market value shall be based on the high and low sales prices on the next preceding date on which Common Stock was so traded and (ii) with respect to the initial grants hereunder, on the effective date of the Corporation's initial public offering of Common Stock, fair market value shall be the price at which Common Stock was sold to the public in such initial public offering.

     5.3  VESTING AND EXERCISABILITY

Annual Grants and Initial Grants to an Eligible Director shall vest and be fully exercisable six months after the date of grant.

     5.4  TIME AND MANNER OF EXERCISE OF OPTION

Each option may be exercised in whole or in part at any time and from time to time; provided, however, that no fewer than 100 Shares (or the remaining Shares then purchasable under the option, if less than 100 Shares) may be purchased upon any exercise of option rights hereunder and that only whole Shares will be issued pursuant to the exercise of any option. Any option may be exercised by giving written notice, signed by the person exercising the option, to the Corporation stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares, which payment may be in whole or in part (i) in cash or by check, (ii) in shares of Common Stock already owned for at least six months by the person exercising the option, valued at fair market value at the time of such exercise, or (iii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to properly deliver to the Corporation the amount of sale or loan proceeds to pay the exercise price, all in accordance with the regulations of the Federal Reserve Board.

--------------------------------------------------------------------------------

  5.5  TERM OF OPTIONS

Each option shall expire five years from the date of the granting thereof, but shall be subject to earlier termination as follows:

     (a) In the event that an optionee ceases to be a director of the Corporation for any reason other than the death or total disability of the optionee, the unvested portion of the options granted to such optionee shall terminate immediately and the vested portion of the options granted to such optionee may be exercised by him or her only within three months after the date such optionee ceases to be a director of the Corporation.

     (b) In the event of the death of an optionee, whether during the optionee's service as a director or during the three-month period referred to in
     Section 5.5(a), the unvested portion of the options granted to such optionee shall terminate immediately and the vested portion of the options granted to such optionee shall be exercisable, and such options shall expire (unless by their terms they sooner terminate and expire) unless exercised within one year after the date of the optionee's death, by the legal representatives or the estate of such optionee, by any person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Corporation or, if no such designation has been made, by the person or persons to whom the optionee's rights have passed by will or the laws of descent and distribution.

     (c) In the event that an optionee suffers a total disability during the optionee's service as a director, the unvested portion of the options granted to such optionee shall terminate immediately and the vested portion of the options granted to such optionee shall be exercisable, and such options shall expire unless exercised within one year of the optionee's cessation of service as a director (unless by its terms it sooner terminates and expires). As used in the Plan, the term "total disability" refers to a mental or physical impairment of the optionee which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the opinion of the Corporation and two independent physicians, to perform his or her duties for the Corporation. Total disability shall be deemed to have occurred on the first day after the Corporation and the independent physicians have furnished their opinion of total disability to the Plan Administrator.

     5.6  TRANSFERABILITY

During an optionee's lifetime, an option may be exercised only by the optionee or a permitted assignee or transferee (as provided below). Options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than (a) by will or by the applicable laws of descent and distribution or
(b) by gift or other transfer to either (i) a spouse or other immediate family member or (ii) any trust or estate in which the original optionee or such person's spouse or other immediate family member has a substantial beneficial interest; provided, however, that any option so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the award. An optionee may also designate in writing during the optionee's lifetime a beneficiary to receive and exercise options in the event of the optionee's death (as provided in Section 5.5(b)). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary

--------------------------------------------------------------------------------

to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

     5.7  HOLDING PERIOD

If a person subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), sells Shares obtained upon the exercise of any option granted under the Plan within six months after the date the option was granted, such sale may result in short-swing profit liability under Section 16 of the Exchange Act, as amended.

     5.8  PARTICIPANT'S OR SUCCESSOR'S RIGHTS AS SHAREHOLDER

Neither the recipient of an option under the Plan nor the optionee's successor(s) in interest shall have any rights as a shareholder of the Corporation with respect to any Shares subject to an option granted to such person until such person becomes a holder of record of such Shares.

     5.9  LIMITATION AS TO DIRECTORSHIP

Neither the Plan, nor the granting of an option, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an optionee has a right to continue as a director for any period of time or at any particular rate of compensation.

     5.10  REGULATORY APPROVAL AND COMPLIANCE

The Corporation shall not be required to issue any certificate or certificates for Shares upon the exercise of an option granted under the Plan, or record as a holder of record of Shares the name of the individual exercising an option under the Plan, without obtaining to the complete satisfaction of the Plan Administrator the approval of all regulatory bodies deemed necessary by the Plan Administrator, and without complying, to the Plan Administrator's complete satisfaction, with all rules and regulations under federal, state or local law deemed applicable by the Plan Administrator.

SECTION 6.  CAPITAL ADJUSTMENTS

The aggregate number of Shares with respect to which options may be granted under the Plan, as provided in Section 2 hereof, the number and class of Shares to be granted pursuant to each Initial Grant and each Annual Grant, the number of Shares subject to each outstanding option and the price per share specified in such options, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or any other similar capital adjustment, the payment of a stock dividend or a merger or consolidation of the Corporation, or the sale of all or substantially all of the assets of, or the liquidation of, the Corporation.

Upon the effective date of a dissolution or liquidation of the Company, or of a reorganization, merger or consolidation of the Company with one or more corporations which results in more than eighty percent of the outstanding voting shares of the Company being owned by one or more affiliated corporations or other affiliated entities, or of a transfer of all or substantially all the assets or more than eighty percent of the then outstanding shares of the Company to another corporation or other entity (each, a "corporate transaction"), other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger, a mere reincorporation or the creation of a holding company, then the exercisability of each option outstanding under the Plan shall be automatically accelerated so that each

--------------------------------------------------------------------------------

such option shall, immediately prior to the specified effective date for any such corporate transaction, become fully exercisable with respect to the total number of Shares purchasable under such option and may be exercised for all or any portion of such Shares. To the extent such option is not exercised, it shall terminate, except that, in the event of such a corporate transaction in which shareholders of the Company receive capital stock of another corporation in exchange for their shares of Common Stock, such unexercised option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. Any such assumed or equivalent option shall be fully exercisable with respect to the total number of Shares purchasable under such option. Upon a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger or the creation of a holding company, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such corporation and the vesting schedule set forth in the instrument evidencing the option shall continue to apply to such assumed or equivalent option.

Adjustments under this Section 6 shall be made by the Plan Administrator, whose determination shall be final. No fractional Shares shall be issued under the Plan or pursuant to any adjustment hereunder.

SECTION 7.  EXPENSES OF THE PLAN

All costs and expenses of the adoption and administration of the Plan shall be borne by the Corporation; none of such expenses shall be charged to any optionee.

SECTION 8.  EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall be effective upon adoption by the Corporation's shareholders. The Plan shall continue in effect until it is terminated by action of the Board or the Corporation's shareholders, but such termination shall not affect the then outstanding terms of any options.

SECTION 9.  COMPLIANCE WITH RULE 16B-3

It is the intention of the Corporation that the Plan comply in all respects with the requirements for a formula plan within the meaning attributed to that term for purposes of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act. Therefore, if any Plan provision is later found not to be in compliance with such requirements, that provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting such requirements.

SECTION 10.  TERMINATION AND AMENDMENT OF THE PLAN

The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that if required to qualify the Plan as a formula plan for purposes of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, no amendment may be made more than once every six months that would change the amount, price, timing or vesting of the options, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder; and provided further that, no amendment that would

     (a) materially increase the number of Shares that may be issued under the Plan, or

     (b) otherwise require shareholder approval under any applicable law or regulation shall be made without the approval of the Corporation's shareholders.

PROXY

                         INTERLINQ Software Corporation

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 6, 1996

The undersigned hereby appoints Jiri M. Nechleba and Stephen A. Yount, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as directed below, all the shares of Common Stock of INTERLINQ Software Corporation held of record by the undersigned on September 30, 1996, at the Annual Meeting of Shareholders to be held November 6, 1996, or any adjournment thereof.




                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                           Please mark
                                                           your votes as    /X/
                                                           indicated in
                                                           this example.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES"
                           IN ITEM 1 AND "FOR" ITEM 2

                                        FOR                WITHHOLD AUTHORITY
                                    ALL NOMINEES        TO VOTE FOR ALL NOMINEES


1. ELECTION OF DIRECTORS.               / /                       / /

Election of the following nominees to serve as directors for two-year terms or until their respective successors are elected and qualified:
Robert W. O'Rear and Robert J. Gallagher.

WITHHOLD AUTHORITY for the following
Nominees only: (write the name of the Nominee(s)
in this space)
------------------------------------------------

                                               FOR     AGAINST    ABSTAIN
2. APPROVAL OF AMENDMENTS TO THE STOCK
   OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.     / /       / /        / /


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1, "FOR" ITEM 2.

YOUR VOTE IS IMPORTANT. PROMPT RETURN OF THIS PROXY CARD WILL HELP SAVE THE EXPENSE OF ADDITIONAL SOLICITATION EFFORTS.


                          I plan to attend the meeting     / /





Signature
         -----------------------------------------------------------------------
Signature if held jointly                                Dated:           , 1996
                         -------------------------------       -----------
Please sign exactly as your name appears on your stock certificate. When shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships, and associations and give his or her title.

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